As filed with the Securities and Exchange Commission on
                        November 5, 2001

                                         Registration No. 333-
-----------------------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                        FIRSTENERGY CORP.
     (Exact Name of Registrant as Specified in Its Charter)

             Ohio                                  34-1843785
(State or Other Jurisdiction of                (I.R.S. Employer
 Incorporation or Organization)               Identification No.)

                         76 South Main Street
                          Akron, Ohio 44308
   (Address of Principal Executive Offices, Including Zip Code)
                       --------------------

 GPU Companies Employee Savings Plan for Nonbargaining Employees GPU Companies Employee Savings Plan for Employees Represented by
                      IBEW System Council U-3
GPU Companies Employee Savings Plan for Employees Represented by
                  IBEW Local 459 and UWUA Local 180
GPU Companies Employee Savings Plan for Employees Represented by
                         IBEW Local 777
                    (Full Title of the Plan)
                       --------------------

Nancy C. Ashcom	               Copy to:
Corporate Secretary           Edward W. Moore, Esq.
FirstEnergy Corp.             Calfee, Halter & Griswold LLP
76 South Main Street          1400 McDonald Investment Center
Akron, Ohio 44308             800 Superior Avenue
(330) 384-5504                Cleveland, Ohio 44114
                              (216) 622-8200

(Name, Address and Telephone Number, Including Area Code, of Agent for
Service)
                       --------------------
                CALCULATION OF REGISTRATION FEE

                             Proposed    Proposed
  Title of                   Maximum     Maximum
 Securities       Amount     Offering    Aggregate    Amount of
   To Be          To Be      Price Per   Offering   Registration
Registered(1)  Registered(2)  Share (3)   Price         Fee
-------------  ------------  ---------  -------  --------------
Common stock,
 par value
 $0.10 per       707,000
   share          shares       $34.01   $24,045,070    $6,012

(1) Includes rights to purchase shares of common stock ("Share Purchase Rights") under FirstEnergy Corp.'s Rights Agreement that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of

     1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests issuable under the employee benefit plans described above.

(2) This Registration Statement also covers additional securities that may be issued with respect to these shares in connection with, or as a result of, stock splits, stock dividends or similar transactions.

(3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of FirstEnergy Corp. common stock reported on the New York Stock Exchange on October 30, 2001.

                         EXPLANATORY NOTE

     FirstEnergy Corp., an Ohio corporation (the "Company"), is filing this Registration Statement on Form S-8 relating to its common stock, par value $0.10 per share, issuable under each of the employee benefit plans listed below (collectively, the "Plans").

     Under the terms of the Agreement and Plan of Merger, dated as of August 8, 2000, between the Company and GPU, Inc., a Pennsylvania corporation ("GPU"), GPU will be merged into the Company (the "Merger"). As a result of the Merger, interests in the Company's common stock may be offered to participants under the terms of the Plans upon or after the Merger.
     This Registration Statement relates to the Company's common stock issuable under the terms of the Plans as follows:

     - 419,000 shares issuable under the GPU Companies Employee Savings Plan for Nonbargaining Employees;
     - 74,000 shares issuable under the GPU Companies Employee Savings Plan for Employees Represented by IBEW System Council U-3;
     - 76,000 shares issuable under the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 and UWUA Local 180; and
     - 138,000 shares issuable under the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 777.

In addition, the Registration Statement relates to an indeterminate amount of interests issuable under each Plan.

                            PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents heretofore filed by the Company or the Plans with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended;

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and March 31, 2001;

     (3)  The Company's Current Report on Form 8-K, dated
          October 29, 2001;

     (4)  The Company's Current Report on Form 8-K, dated
          October 18, 2001;

     (5)  The Annual Report on Form 11-K of the GPU Companies
          Employee Savings Plan for Nonbargaining Employees for the year ended December 31, 2000;

     (6)  The Annual Report on Form 11-K of the GPU Companies
          Employee Savings Plan for Employees Represented by
          IBEW System Council U-3 for the year ended December
          31, 2000;

     (7)  The Annual Report on Form 11-K of the GPU Companies
          Employee Savings Plan for Employees Represented by
          IBEW Local 459 and UWUA Local 180 for the year ended
          December 31, 2000;

     (8)  The Annual Report on Form 11-K of the GPU Companies
          Employee Savings Plan for Employees Represented by
          IBEW Local 777 for the year ended December 31, 2000;

     (9) The description of the Company's common stock contained in the Company's Registration Statement on Form S-4, Amendment No. 1 (Registration No. 333-46444), filed with the Commission on October 13, 2000, and any amendment or report filed for the purpose of updating such description; and

     (10) The description of the Share Purchase Rights of the Company contained in the Company's Current Report on Form 8-K, dated November 18, 1997, and any amendment or report filed for the purpose of updating that description.

     All documents filed by the Company or the Plans with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Company's common stock being registered will be verified by Leila L. Vespoli, Esq., the Company's Vice President and General Counsel. As of October 10, 2001, Ms. Vespoli owned 3,682 shares of the Company's common stock.

Item 6.  Indemnification of Directors and Officers.

     Section 1701.13(E) of Title 17 of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer, employee or agent of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he or she is or may be made a party because of being or having been such director, officer, employee or agent, provided that in connection therewith, such person is determined to have acted in good faith in what he or she reasonably believed to be in or not opposed to the best interest of the corporation of which he or she is a director, officer, employee or agent and without reasonable cause, in the case of a criminal matter, to believe that his or her conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for that purpose, any director who is a party to or is threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation's voting shareholders, by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of the determination.

     Section 1701.13(E) of Title 17 of the Ohio Revised Code further provides that the indemnification thereby permitted shall not be exclusive of, and shall be in addition to, any other rights that directors, officers, employees or agents have, including rights under insurance purchased by the corporation.

     Regulation 31 of the Company's Amended Code of Regulations provides as follows:

     The Company shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member of the Board of Directors or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the

Board of Directors, or an officer, employee or agent of the Company, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Regulation 32 of the Company's Amended Code of Regulations provides as follows:

     The Company may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Regulation 31 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Company has a financial interest.

     Regulation 33 of the Company's Amended Code of Regulations provides as follows:

     The Company, upon approval by the Board of Directors, may enter into agreements with any persons whom the Company may indemnify under the Amended Code of Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Company would have the power under law or the Amended Code of Regulations to indemnify any such person.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

     The Company hereby undertakes that it will submit or has submitted each of the Plans and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify such Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 5th day of November, 2001.

                                FIRSTENERGY CORP.

                                By:    /s/ Nancy C. Ashcom
                                    -----------------------
                                     Nancy C. Ashcom
                                     Corporate Secretary (Duly
                                     Authorized Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 5th day of November, 2001.

Signature                        Title


----------*----------            Chairman of the Board, Chief
H. Peter Burg                    Executive Officer and Director
                                 (Principal Executive Officer)

----------*----------            President and Director
Anthony J. Alexander

----------*----------            Vice President and Chief
Richard H. Marsh                 Financial Officer
                                 (Principal Financial Officer)

----------*----------            Controller
Harvey L. Wagner                 (Principal Accounting Officer)

----------*----------            Director
Dr. Carol A. Cartwright

----------*----------            Director
William F. Conway

----------*----------            Director
Robert B. Heisler, Jr.

----------*----------            Director
Robert L. Loughhead

----------*----------            Director
Russell W. Maier

----------*----------            Director
Paul J. Powers

----------*----------            Director
Robert C. Savage

----------*----------            Director
George M. Smart

----------*----------            Director
Jesse T. Williams, Sr.


*By: /s/ Nancy C. Ashcom
     -------------------
     Nancy C. Ashcom
     Attorney-in-Fact


     The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on this 5th day of November, 2001.

                               GPU COMPANIES EMPLOYEE SAVINGS
                               PLAN FOR NONBARGAINING EMPLOYEES


                               By:    /s/ C. B. Snyder
                                      ----------------
                                      C. B. Snyder
                                      Chairperson
                                      Administrative Committee

                               GPU COMPANIES EMPLOYEE SAVINGS
                               PLAN FOR EMPLOYEES
                               REPRESENTED BY IBEW SYSTEM
                               COUNCIL U-3

                               By:    /s/ C. B. Snyder
                                      ----------------
                                      C. B. Snyder
                                      Chairperson
                                      Administrative Committee

                               GPU COMPANIES EMPLOYEE SAVINGS
                                  PLAN FOR EMPLOYEES
                                  REPRESENTED BY IBEW LOCAL 459
                                  AND UWUA LOCAL 180

                               By:    /s/ C. B. Snyder
                                      ----------------
                                      C. B. Snyder
                                      Chairperson
                                      Administrative Committee

                               GPU COMPANIES EMPLOYEE SAVINGS
                               PLAN FOR EMPLOYEES
                               REPRESENTED BY IBEW LOCAL 777

                               By:    /s/ C. B. Snyder
                                      ----------------
                                      C. B. Snyder
                                      Chairperson
                                      Administrative Committee

                       EXHIBIT INDEX


Exhibit No.      Description of Document
-----------      -----------------------
4(a)      Amended Articles of Incorporation of FirstEnergy
          Corp. (physically filed and designated in the Registration Statement on Form S-4 (Registration
          No. 333-21011) as Exhibit (3)-1).*

4(b)      Amended Code of Regulations of FirstEnergy Corp.
          (physically filed and designated in the
          Registration Statement on Form S-4 (Registration
          No. 333-21011) as Exhibit (3)-2).*

4(c) Form of Common Stock Certificate (physically filed and designated in the Registration Statement on Form S-3/A (Registration No. 333-40063) as Exhibit
          4(c)).*

4(d) Rights Agreement, dated as of November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (physically filed and designated in the Current Report on Form 8-K, dated November 18, 1997, as Exhibit 4.1).*

5 Opinion of Leila L. Vespoli, Esq., Vice President and General Counsel for the Company, as to the validity of the Company's common stock being registered. (x)

15 Letter of Arthur Andersen LLP to the Company regarding unaudited interim financial information.
          (x)

23(a)     Consent of Leila L. Vespoli, Esq. (included in
          Exhibit 5).

23(b)     Consent of Independent Public Accountants, Arthur
          Andersen LLP. (x)

23(c)     Consent of Independent Accountants, Milligan &
          Company, LLC. (x)

24        Power of Attorney. (x)
--------------
*    Incorporated herein by reference.
(x)  Filed herewith.



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